UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2017

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 407, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2017 Level Brands, Inc. entered into a Revolving Line of Credit Loan Agreement with Kure Corp., pursuant to which we agreed to lend Kure Corp. up to $500,000 to be used for the purchase of prefabricated intermodal container building systems. This credit line was provided in connection with Kure Corp.'s recent Master Purchase Agreement with SG Blocks, Inc. for the purchase of 100 repurposed shipping containers for its Kure Vape Pod™ initiative. Previously, in March 2017 our subsidiary, I | M 1, LLC, granted Kure Corp. a non-transferrable license to use the I'M1 marks solely for the sale, marketing and distribution of vaping liquids and vaping products through certain specified channels of distribution in the United States and from time to time we have provided various advisory services to Kure Corp. Furthermore, in August 2017 we were engaged by Kure to serve as an advisor to Kure Corp. and provide certain specified advisory services to it in consideration of 400,000 shares of Kure Corp.’s common stock, which was valued at $200,000, and $200,000 in cash.

Most recently, effective December 11, 2017 we entered into a services agreement with Kure Corp. to facilitate the “Vape Pod” transaction with the modular building systems vendor, SG Blocks, Inc., which is also a client of our company. Under the terms of this agreement we also agreed to facilitate the introduction to third parties in connection with Kure Corp.'s initiative to establish Vape Pod's at U.S. military base retail locations and advising and aid in site selection for Kure retail stores on military bases and adjoining convenience stores, gas stations, and other similar retail properties utilizing Kure Corp.'s retail Vape Pod concept, among other services. As compensation for this recent agreement, we were issued 400,000 shares of Kure Corp.'s common stock which was valued at $200,000.

Under the terms of the Revolving Line of Credit Loan Agreement, Kure Corp. issued us a $500,000 principal amount secured promissory note, which bears interest at 8% per annum, and which matures on the earlier of one year from the issuance date or when Kure Corp. receives gross proceeds of at least $2,000,000 from the sale of its equity securities. As collateral for the repayment of the loan, pursuant to a Security Agreement we were granted a first position security interest in Kure Corp.'s inventory, accounts and accounts receivable. Our CEO and Chairman is the past Chairman of Kure Corp. and currently a minority shareholder of Kure Corp. Level Brands is also a shareholder of Kure Corp. Therefore due to the series of transactions by and between Level Brands, Inc. and Kure Corp., Kure Corp. is deemed to be a related party.

The description of the transactions contemplated by the August 2017 advisory agreement, the November 2017 services agreement, Revolving Line of Credit Loan Agreement and Security Agreement set forth herein do not purport to be complete and are each qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 7.01. Financial Statement and Exhibits.

On December 12, 2017, Level Brands, Inc. and Kure Corp. issued a joint press release announcing the Master Purchase Agreement with SG Blocks, Inc. and the extension of the $500,000 credit line by Level Brands, Inc. to Kure Corp. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Level Brands, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

10.62	Form of Agreement dated August 1, 2017 by and between Level Brands, Inc. and Kure Corp.*
10.63	Form of Agreement dated December 12, 2017 by and between Level Brands, Inc. and Kure Corp. *
10.64	Form of Revolving Line of Credit Loan Agreement dated December 12, 2017 by and between Level Brands, Inc. and Kure Corp.*
10.65	Form of Security Agreement dated December 12, 2017 by and between Level Brands, Inc. and Kure Corp.*
10.66	Form of Promissory Note in the principal amount of $500,000 dated December 12, 2017 due from Kure Corp.*
99.1	Press Release dated December 12, 2017*

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: December 12, 2017	By:	/s/ Mark Elliott
Chief Financial Officer and Chief Operating Officer